Consent of Independent Registered Public Accounting Firm

The Board of Trustees

AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds):

We consent to the use of our reports, dated as listed in Appendix A, on the financial statements of the Funds as of the respective years ended listed in Appendix A, each incorporated by reference herein, and to the references to our firm under the headings Independent Registered Public Accounting Firm and Financial Statements in the Statement of Additional Information.

/s/ KPMG LLP

KPMG LLP

Denver, Colorado

June 26, 2020

Appendix A

Fund Name	Fiscal Year End	Audit Report Date
Oppenheimer Municipal Fund	March 31, 2019	May 15, 2019

Oppenheimer Rochester AMT-Free Municipal Fund	July 31, 2018	September 27, 2018

Oppenheimer Rochester AMT-Free New York Municipal Fund	September 30, 2018	November 21, 2018

Oppenheimer Rochester California Municipal Fund	July 31, 2018	September 27, 2018

Oppenheimer Rochester High Yield Municipal Fund	July 31, 2018	September 27, 2018

Oppenheimer Rochester Limited Term California Municipal Fund	July 31, 2018	September 27, 2018

Oppenheimer Rochester New Jersey Municipal Fund	July 31, 2018	September 27, 2018

Oppenheimer Rochester Pennsylvania Municipal Fund	July 31, 2018	September 27, 2018